KEITH J. SHAPIRO, ESQ.	BOB L. OLSON, Esq.
Illinois Bar No. 6184374	Nevada Bar No. 3783
NANCY A. PETERMAN, ESQ.	GREENBERG TRAURIG, LLP
Illinois Bar No. 6208120	3773 Howard Hughes Parkway,
GREENBERG TRAURIG, LLP	Suite 400 North
77 West Wacker Drive, Suite 3100	Las Vegas, Nevada 89169
Chicago, Illinois 60601	Telephone: 702-792-3773
Telephone: 312-456-8400	Facsimile: 702-792-9002
Facsimile: 312-456-8435	Email: olsonb@gtlaw.com
Email: shapirok@gtlaw.com
Email: petermann@gtlaw.com

Counsel for Debtor and Debtor-in-Possession

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEVADA

In re: SHENGDATECH, INC., Debtor.	Case No. BK-11-52649 Chapter 11 ORDER CONFIRMING THE FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION, AS MODIFIED Hearing Date: August 30, 2012 Hearing Time: 10:00 a.m. (prevailing Pacific Time)

WHEREAS, on August 30, 2012, the Court held the Confirmation Hearing with respect to the First Amended Chapter 11 Plan of Reorganization, as modified herein, dated August 30, 2012, a copy of which is attached hereto as Exhibit A (the “Plan”).

WHEREAS, the Court has reviewed the Plan, as modified herein, the Disclosure Statement, the Solicitation Procedures Order, the Solicitation Affidavit, the Voting Affidavit, the Kang Declaration, the Memorandum of Law and all other pleadings, statements and comments submitted to the Court in connection with the Confirmation Hearing.

WHEREAS, the Court has (i) considered the statements of counsel at the Confirmation Hearing, (ii) considered all evidence proffered or adduced at the Confirmation Hearing, and (iii) taken judicial notice of the entire record of the Chapter 11 Case.

NOW THEREFORE, BASED ON THE FINDINGS OF FACT AND CONCLUSIONS OF LAW SUBMITTED CONCURRENTLY HEREWITH, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.          Order. The Plan, as modified pursuant to Paragraph 6 below, including the Plan Supplement and any other documents and agreements necessary to implement the Plan, are approved and confirmed under section 1129 of the Bankruptcy Code in all respects.

2.          Record Closed. The record of the Confirmation Hearing is closed.

3.          Distribution Record Date. The Distribution Record Date shall be such date or dates as determined by the Liquidating Trustee, with the approval of the Liquidating Trust Advisory Board, when there are sufficient Liquidating Trust Assets to distribute under the Plan.

4.          Objections. To the extent that any objections to confirmation of the Plan have not been withdrawn, waived or settled prior to entry of this Confirmation Order or otherwise resolved as stated on the record at the Confirmation Hearing, they are hereby overruled.

1 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan. The rules of interpretation set forth in Article I of the Plan are fully incorporated herein. An executed version of the Plan was filed as Docket No. 652.

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5.          Confirmation. The Plan (a copy of which is attached hereto as Exhibit A and contains those modifications set forth in Paragraph 6 below) is hereby approved and confirmed in all respects pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into this Confirmation Order. The terms of the Plan shall be effective and binding as of the Effective Date. Notwithstanding the foregoing, if there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

6.          Plan Modifications. Any modifications to the Plan, as set forth in this Confirmation Order or the Plan, attached hereto as Exhibit A, (i) do not materially or adversely change the treatment of any Holders of Claims or Equity Interests under the Plan, (ii) do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, (iii) do not require that Holders of Claims and Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan, and (iv) are hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. Specifically, in addition to certain typographical changes to the Plan and other changes consistent with this Order, the following non-material modifications were made to the Plan:

(a)	Article 1.43 of the Plan (definition of the Distribution Record Date) was modified to read as follows:

“ Distribution Record Date” shall mean such date or dates as determined by the Liquidating Trustee, with the approval of the Liquidating Trust Advisory Board, when there are sufficient Liquidating Trust Assets to distribute under the Plan.

(b)	Article 3.3 (Priority Tax Claims) was modified to read as follows:

Each Holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim cash equal to the amount of such Allowed Priority Tax Claim (i) on the later of the Effective Date or the date on which such Claim becomes Allowed, (ii) over a period not to exceed five (5) years from the Petition Date, together with interest at the rate required by the Bankruptcy Code, or (iii) such other treatment as agreed to by the Holder of such Allowed Priority Tax Claim.

(c)	Article 4.8, which reads as follows, was added to the Plan:

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Issuance of Beneficial Interests in Liquidating Trust. On the Effective Date, the Holders of Claims and Interests in Classes 1 through 6 under the Plan will be entitled to beneficial interests in the Liquidating Trust, which entitle them to those distributions set forth in the Plan. Notwithstanding the foregoing or anything herein to the contrary, on the Effective Date, the Liquidating Trust will only issue beneficial interests in the Liquidating Trust to the Holders of Class 1 Claims, Class 2 Claims or Class 3 Claims. Beneficial interests in the Liquidating Trust will be issued to the Holders of Claims in Classes 4, 5 and 6 when the Liquidating Trustee determines, with the approval of the Liquidating Trust Advisory Board, that such Holders of Claims in Classes 4, 5 or 6 are entitled to Distributions from the Liquidating Trust.

(d)	Article 6.2(f) was modified to add the following new subparagraph (12):

taking such actions as are necessary to winddown the Debtor, including, without limitation, filing tax returns and taking any actions necessary to dissolve the Debtor under Nevada law; and

(e)	Article 9.1 (Executory Contracts Deemed Rejected) was modified to add the language in italics:

On the Effective Date, all of the Debtor’s Executory Contracts will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent: (a) the Debtor previously has assumed, assumed and assigned or rejected such Executory Contract, (b) the Debtor assumes or assumes and assigns such Executory Contracts pursuant to the Confirmation Order; or (c) prior to the Effective Date, the Debtor has Filed a motion to assume, assume and assign, or reject an Executory Contract on which the Bankruptcy Court has not ruled. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all assumptions, assumptions and assignments or rejections of Executory Contracts pursuant to this Article 9.1 and sections 365(a) and 1123 of the Bankruptcy Code.

(f)	Article 10.1 (Conditions Precedent to the Effective Date) was modified to add the following new subparagraph (d):

the Liquidating Trustee shall have executed that certain agreement by and between the Debtor, the Committee and the Independent Directors dated as of July 10, 2012, regarding implementation of the Settlement Agreement and Release by and among the Debtor, the Independent Directors and Zurich American Insurance Company.

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7.          Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of Distributions under the Plan shall be governed solely by the terms of the Plan. The classifications included in the Ballots tendered to or returned by the Holders of Claims or Equity Interests for purposes of voting on the Plan (a) were included in the Ballots solely for purposes of voting on the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Plan for Distribution purposes; (c) may not be relied upon by any Holder of a Claim or Equity Interest as representing the actual classifications of such Claims or Equity Interests under the Plan for Distribution purposes; and (d) shall not be binding on the Debtor under any circumstances.

8.          Solicitation of the Plan and Exemption from Securities Laws. The Released Parties have solicited votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code in good faith, within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws and regulations and, accordingly, such Released Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article XI of the Plan and shall not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the Distributions made pursuant to the Plan. Specifically, pursuant to section 1125(e) of the Bankruptcy Code, the Released Parties that participated in (i) the transmittal of Solicitation Packages (including transmittal of the Plan and the Disclosure Statement), (ii) the transmittal of the non-voting materials, or (iii) the solicitation of votes to accept or reject the Plan shall not be liable, on account of such actions or such participation, for any violation of any applicable law, rule or regulation governing the solicitation of votes to accept or reject the Plan.

9.          Authorization and Direction to Act. Pursuant to section 1142(b) of the Bankruptcy Code and Section 622 of Chapter 78 of the Nevada Revised Statutes (2011), no action of the stockholders, creditors, managers or directors of the Debtor shall be required to authorize the Debtor to (i) effectuate and carry out the Plan or any order of this Court relating thereto, (ii) consummate the transactions contemplated by the Plan, the Disclosure Statement or any order of this Court, or (iii) take any other action contemplated by the Plan, the Disclosure Statement, or any order of this Court as may be necessary or appropriate to implement the Plan, and all such actions are hereby authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects as if they had been authorized or approved by the unanimous actions of the directors and stockholders of the Debtor. This Confirmation Order shall constitute the approval of the Plan and the transactions contemplated thereby.

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10.         Approval of Documents and General Authorization. All documents and agreements necessary to implement the Plan, including, without limitation, the Liquidating Trust Agreement, which are incorporated into and are a part of the Plan, are in the best interests of the Debtor, the Estate and the Holders of Claims and Equity Interests, have been negotiated in good faith and at arm’s length and are approved. The Debtor is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the transactions contemplated by and the terms and conditions of the Plan on and after entry of this Confirmation Order, in each case without the need for any further authorizations by any boards of directors or others, and without the need for any other actions or approvals that might be required under any limited liability company agreement, articles of incorporation, bylaws or similar governance document for any Debtor. The Debtor and its respective directors, officers, members, agents, attorneys and any other authorized representatives are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the Liquidating Trust Agreement, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan and the transactions contemplated thereby in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Court or any other authorization other than this Confirmation Order, and any and all such actions taken by the Debtor shall be binding on the Debtor, and any or all such documents shall be accepted by the respective state filing office and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Holders of Claims against or Equity Interests in the Debtor are authorized and directed to take or cause to be taken, on or prior to the Effective Date, all actions that are necessary to implement effectively the provisions of the Plan.

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11.         Executory Contracts Deemed Assumed and Assigned or Rejected. As of the Effective Date, the following Executory Contracts shall be deemed assumed by the Debtor and assigned to the Liquidating Trust:

(a)          Agreement by and between the Debtor, the Committee and the Independent Directors dated as of July 10, 2012, regarding implementation of the Settlement Agreement and Release by and among the Debtor, the Independent Directors and Zurich American Insurance Company (the “Implementation Agreement”); and

(b)          Agreement between the Debtor and Bernstein & Pinchuk LLP (“B&P”), dated June 7, 2012, pursuant to which B&P has agreed to provide tax preparation services to the Debtor (the “B&P Tax Services Agreement”).

With respect to all other Executory Contracts, as set forth in Article 9.1 of the Plan, on the Effective Date, such Executory Contracts will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent: (a) the Debtor previously has assumed, assumed and assigned or rejected such Executory Contract, (b) the Debtor assumes or assumes and assigns such Executory Contracts pursuant to this Confirmation Order; or (c) prior to the Effective Date, the Debtor has Filed a motion to assume, assume and assign, or reject an Executory Contract on which the Court has not ruled. Entry of this Confirmation Order by the Court shall constitute approval of the assumption and assignment of the Implementation Agreement and the B&P Tax Services Agreement and the rejection of all other Executory Contracts pursuant to Article 9.1 of the Plan and sections 365(a) and 1123 of the Bankruptcy Code. Specifically, any and all indemnification and compensation agreements by and between the Debtor and its officers and directors, whether separate agreements or such obligations incorporated into the bylaws of the Debtor, shall be deemed rejected and of no further force and effect as of the Effective Date.

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12.         Bar Date for Rejection Damages. If the rejection by the Debtor of an Executory Contract results in damages to the other party or parties to such Executory Contract, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or its property or agents, successors, or assigns, unless a Proof of Claim is filed with the Claims Agent so as to actually be received on or before the Rejection Bar Date. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Rejection Bar Date and such notice shall constitute good and sufficient notice of such Bar Date, with no other or further notice required.

13.         Distributions and Claims Reconciliation. The provisions of Article VII of the Plan regarding the Distributions under the Plan and the reconciliation of Disputed Claims and Disputed Equity Interests are hereby approved in all respects. Subject to the rights of the Independent Directors set forth in Article 6.3 of the Plan, the Liquidating Trustee shall have the exclusive authority to file objections to, and to settle, compromise, withdraw or litigate to judgment in the Court, or such other court having competent jurisdiction, objections to any and all Disputed Claims without approval of the Court or notice to any party.

14.         Binding Effect of the Plan. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

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15.         Exculpation. Notwithstanding any other provision of the Plan or this Confirmation Order, the Released Parties shall not have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or Affiliates, or any of their successors or assigns, for any act or omission relating to, in any way, or arising from (i) this Chapter 11 Case, (ii) the preparation for, commencement of or prosecution of this Chapter 11 Case, (iii) formulating, negotiating, or implementing the Plan (including the Disclosure Statement), any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, including the Liquidating Trust Agreement; (iv) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (v) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, or the Consummation of the Plan; (vi) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (vii) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, except for their gross negligence or willful misconduct as determined by a Final Order, and, in all respects, the Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability.

16.         Injunction. Except as expressly contemplated by the Plan or this Confirmation Order, from and after the Effective Date, all Persons or Entities who have held, currently hold or may hold Claims against or Equity Interests in the Debtor or its Estate that arose prior to the Effective Date (including, but not limited to, Governmental Units, and any official, employee or other entity acting in an individual or official capacity on behalf of any Governmental Unit) are permanently enjoined from:

(a)          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding against the Debtor, the Estate or the Liquidating Trust Protected Parties in any forum (including, without limitation, any judicial, arbitral, administrative or other proceeding);

(b)          enforcing, attaching, executing, collecting or recovering in any manner, directly or indirectly, any judgment, award, decree, or order against the Debtor, the Estate or the Liquidating Trust Protected Parties;

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(c)          creating, perfecting, or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind against the Debtor, the Estate or the Liquidating Trust Protected Parties;

(d)          asserting or effecting, directly or indirectly, any setoff or right of subrogation of any kind against any obligation due to the Debtor, the Estate or the Liquidating Trust Protected Parties; and

(e)          any act, in any manner, in any place whatsoever, that does not conform to, comply with, or is inconsistent with the provisions of the Plan in respect of the Debtor, the Estate or the Liquidating Trust Protected Parties.

Any Entity injured by any willful violation of the injunctions provided for in Articles 11.1(e) and 11.2 of the Plan shall recover actual damages, including, but not limited to, costs and attorneys’ fees and expenses, and, in appropriate circumstances, may recover punitive damages from the willful violator. Nothing contained in Article XI of the Plan shall prohibit the Holder of a Disputed Claim or a Disputed Equity Interest from litigating its right to seek to have such a Disputed Claim or Disputed Equity Interest declared an Allowed Claim or an Allowed Equity Interest and paid in accordance with the distribution provisions of the Plan or the Liquidating Trust Agreement, or enjoin or prohibit the enforcement by the Holder of such Disputed Claim or Disputed Equity Interest of any of the obligations of any Liquidating Trust Protected Party under the Plan.

It is further provided that the foregoing Injunction and the Injunction provided in Article 11.1(e) of the Plan will not enjoin actions by the SEC to the extent that, pursuant to section 362(b)(4) or otherwise, such actions are not subject to section 362(a) of the Bankruptcy Code.

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17.         Releases by the Debtor. Except as otherwise expressly provided in the Plan or this Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtor, on its own behalf and as a representative of its Estate, shall, and shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others, the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, or the Consummation of the Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, that may be asserted by or on behalf of the Debtor or its Estate, against any of the Released Parties; provided, however, that nothing in Article 11.1 of the Plan shall be construed to release any Released Party from willful misconduct or gross negligence as determined by a Final Order. Notwithstanding the foregoing, the Liquidating Trust may name A. Carl Mudd and Sheldon B. Saidman as defendants, to the extent necessary, in any Causes of Action pursued by the Liquidating Trust against the Debtor’s current or former officers and directors, provided, however, that the Liquidating Trust shall not be entitled to any recoveries directly from Messrs. Mudd or Saidman and any such recoveries will be limited to the proceeds available under the D&O Policies, and provided, further, however, that the foregoing shall in no way diminish or affect the obligations of Messrs. Mudd and Saidman under the D&O Policies, including but not limited to, the obligation to provide the relevant insurers with the information, assistance and cooperation required by such D&O Policies.

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18.         Releases by Holders of Claims and Equity Interests. Except as otherwise expressly provided in the Plan or this Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action, or liability of any nature whatsoever, or any Equity Interest, shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others, the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, or the Consummation of the Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present; provided, however, that (1) each Person that has submitted a ballot rejecting the Plan and electing, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise), and (2) each Person that held a Claim or Equity Interest entitled to vote and who abstained from voting to either accept or reject the Plan and elected, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise) shall not be bound to the releases set forth in Article 11.1(c) of the Plan; provided that, in each case, such Holder affirmatively elected not to be bound by the releases in Article 11.1(c) of the Plan by returning the ballot appropriately designating such Holder as opting out of the release in Article 11.1(c) of the Plan. If not appropriately designed as opting out of the release in Article 11.1(c) of the Plan, then such Holder shall be bound by such release. Notwithstanding the foregoing, nothing in Article 11.1(c) of the Plan shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Secured Claims will be deemed to be bound to the releases in Article 11.1(c) of the Plan. Holders of Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims and Allowed Equity Interests that vote to accept the Plan will be deemed to be bound to the releases in Article 11.1(c) of the Plan.

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19.         Parties Excepted from Releases. Notwithstanding the releases set forth in Paragraphs 15, 17 and 18 of this Confirmation Order and Articles 11.1(a), (b) and (c) of the Plan, the releases and exculpations provided for in Article XI of the Plan shall not apply to any of the Debtor’s current or former officers or directors except A. Carl Mudd, Sheldon B. Saidman, Michael Kang, Paul Forgue and any other personnel appointed by A&M to serve as personnel to the Debtor during the pendency of this Chapter 11 Case. It is further provided that the foregoing Exculpation and Release provisions are not intended and will not serve to limit the SEC’s exercise of its police and regulatory powers respecting Persons otherwise protected hereunder.

20.         Injunction Related to Exculpation and Releases. Except as provided in the Plan or this Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim, Equity Interest, or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, relating to the Debtor or its assets, property or Estate, that is released or enjoined pursuant to Article XI of the Plan and (ii) all other parties in interest in this Chapter 11 Case are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any Released Party or its property on account of such released liabilities, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Claims, Equity Interests or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities:

(a)          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum;

(b)          enforcing, attaching (including, without limitation, any prejudgment attachment), executing, collecting, or recovering in any manner, directly or indirectly, any judgment, award, decree, or other order;

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(c)          creating, perfecting or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind;

(d)          setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Article 11.1 of the Plan; and

(e)          commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

21.         Lead Plaintiffs’ Exception to Releases and Injunctions. Nothing in the Plan or this Order shall or is intended to (i) affect, release, enjoin or impact in any way the prosecution of the claims asserted, or to be asserted, against any Non-Debtor Defendants in the securities litigation entitled In re ShengdaTech, Inc. Securities Litigation, Case No. 11-cv-1918 (TPG) (S.D.N.Y.), as may be amended (the “Class Action”) or any non-Debtor, or (ii) preclude Lead Plaintiffs and/or the class in the Class Action from seeking discovery, subject to the Federal Rules of Civil Procedure, in any format from the Liquidating Trustee or such other transferee of the Debtor’s books and records.

22.         Vesting Provision. Any and all Liquidating Trust Assets accruing to the Debtor or assertable as accruing to the Debtor shall remain assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and on the Effective Date shall be transferred to and vest in the Liquidating Trust. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, only the Liquidating Trust and the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of this Plan and the Liquidating Trust Agreement, compromise or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trust and the Liquidating Trustee may commence, litigate and settle any Causes of Action, Claims or Causes of Action relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtor as of the Effective Date or are instituted by the Liquidating Trust and Liquidating Trustee after the Effective Date, except as otherwise expressly provided in this Plan and the Liquidating Trust Agreement. Other than as set forth in the Plan, no other Person may pursue such Liquidating Trust Assets after the Effective Date. The Liquidating Trustee shall be deemed hereby substituted as plaintiff, defendant, or in any other capacity for either the Committee or the Debtor in any Causes of Action pending before the Bankruptcy Court or any other court that relates to a Liquidating Trust Asset without the need for Filing any motion for such relief. Notwithstanding the foregoing, all of the rights of the Liquidating Trustee to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies are subject to the rights of the Independent Directors set forth in Article 6.3 of the Plan.

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23.         Lead Plaintiffs’ Rights to Pursue Insurance Proceeds. Notwithstanding anything in the Plan to the contrary, including the releases and injunctions set forth in Article XI thereof, nothing in the Plan or this Confirmation Order shall preclude Lead Plaintiffs, on behalf of themselves and the Securities Plaintiffs, from pursuing their Claims against the Debtor to the extent of available insurance coverage and proceeds. The Claims of the Lead Plaintiffs and the Securities Plaintiffs against the Debtor, to the extent of available insurance coverage and proceeds, are preserved and not discharged or enjoined by the Plan. For the avoidance of doubt, nothing in the Plan, including Article 11.5 thereof, will confer on the Lead Plaintiffs or the Securities Plaintiffs the right or ability to assert derivative claims, which are Liquidating Trust Assets.

24.         Governmental Approvals. Each federal, state, commonwealth, local, foreign or other Governmental Unit is hereby directed and authorized to accept any and all documents, mortgages, deeds of trust, security filings, financing statements and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any Governmental Unit with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

25.         Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in this Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

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26.         Dissolution of the Committee. The Committee shall dissolve on the Effective Date and the members of such Committee shall be released and discharged from all further rights and duties arising from or related to this Chapter 11 Case, except with respect to, and to the extent of, any applications for Professional Fee Claims or expense reimbursements for members of such Committee. The Professionals retained by the Committee shall not be entitled to assert any Administrative Claims nor shall they have an Allowed Administrative Claims for any services rendered or expenses incurred after the Effective Date except in respect of the preparation and prosecution of or any Objection to any Filed fee application.

27.         Dissolution of Debtor and Resignation of Debtor’s Officers and Directors. Upon the Effective Date, without the requirements of any further action, (i) the Debtor’s officers and directors shall be deemed to have resigned from such positions, (ii) Faith Bloom’s directors shall be deemed to have resigned from such positions and (iii) A. Carl Mudd and Sheldon B. Saidman shall be deemed to have resigned from any and all positions held with the Debtor, Faith Bloom and the PRC Subsidiaries, including their positions as members of the Boards of the Debtor and Faith Bloom, Independent Directors, members of the Special Committee, and representatives authorized to act on behalf of the Debtor pursuant to Section 78.622 of the Nevada Corporation Act; provided, however, that they shall not be entitled to any severance payments in connection with such resignations. As of the Effective Date, the Debtor shall be deemed dissolved in accordance with applicable law. As of the Effective Date, without the need for any further corporate action, the Liquidating Trustee shall be deemed the sole director of Faith Bloom and shall have the right, in his sole discretion, to appoint replacements for any positions previously held by Messrs. Mudd and Saidman with any of Faith Bloom or the PRC Subsidiaries.

28.         Appointment of Liquidating Trustee and Liquidating Trust Advisory Board. Upon the Effective Date, Michael D. Kang of Alvarez & Marsal North America LLC shall be deemed appointed as the Liquidating Trustee and each of the persons identified to be members of the Liquidating Trust Advisory Board in the Plan Supplement are appointed as the members of the Liquidating Trust Advisory Board.

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29.         Special Committee Privilege After the Effective Date. Notwithstanding the dissolution of the Special Committee on the Effective Date and notwithstanding anything to the contrary herein or in the Plan, on and after the Effective Date any and all privileges owned by the Special Committee, including, but not limited to, any privilege attaching to any interim or final reports of the Special Committee (including any exhibits thereto) shall remain in effect. Any interim or final reports of the Special Committee may be provided to the Liquidating Trust on a joint privilege basis and the Liquidating Trust shall take the necessary steps to preserve the privilege with respect to such reports. However, either the Liquidating Trust or Messrs. Mudd and Saidman may disclose any portion, or all, of any interim or final reports of the Special Committee in connection with anticipated or pending litigation, provided that the disclosing party shall provide seven (7) business days written notice prior to such disclosure (which time period may be shortened for good cause shown) to allow the other party (or parties) to object, seek a protective order or take other action relating to the proposed disclosure and the disclosing party shall not be allowed to disclose any interim or final reports (or portions thereof) pending the outcome of such objection, request for a protective order or other action, if any, and provided further that the party (or parties) shall not unreasonably withhold consent to such disclosure.

30.         Bar Date for Administrative Claims. Holders of Administrative Claims, other than Professional Fee Claims, shall file with the Claims Agent a proof of claim, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, so as to actually be received on or before the Administrative Claim Bar Date. Any such Claim not filed by the Administrative Claim Bar Date shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Administrative Claim Bar Date and such notice shall constitute good and sufficient notice of such Bar Date, with no other or further notice required. The Liquidating Trustee shall have thirty (30) days (or such longer period as may be allowed by order of the Court) following the Administrative Claim Bar Date to review and object to such Administrative Claims.

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31.         Bar Date for Applications for Professional Fees. Professional Fee Claims are Administrative Claims and all applications for allowance and payment of Professional Fee Claims shall be Filed with the Court on or before the Professional Fee Bar Date. If an application for a Professional Fee Claim is not Filed by the Professional Fee Bar Date, such Professional Fee Claim shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Professional Fee Bar Date and such notice shall constitute good and sufficient notice of such Bar Date, with no other or further notice required.

32.         Waiver of Local Rule 3007(d). The Debtor has demonstrated an adequate basis for the Court to waive the timing requirements for filing objections to claims set forth in Local Rule 3007(d). Therefore, in accordance with Section 1.21 of the Plan, the Claim Objection Deadline shall be one hundred and eighty (180) days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court; provided, however, that the Liquidating Trustee may seek extensions of this date from the Bankruptcy Court.

33.         U.S. Trustee Fees. All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtor on or before the Effective Date. From and after the Effective Date, the Liquidating Trust shall be liable and shall pay the fees assessed against the Debtor’s Estate until such time as the Chapter 11 Case is closed, dismissed or converted.

34.         Payment of Fees and Expenses of the Indenture Trustee. The Debtor or the Liquidating Trustee shall pay all fees and expenses (including reasonable attorneys’ fees) of the Indenture Trustee on the Effective Date without the need for filing a fee application with the Bankruptcy Court; provided that the Indenture Trustee shall provide the Debtor, the Liquidating Trustee, the Committee and the United States Trustee with reasonably detailed invoices within ten (10) business days prior to the Effective Date. To the extent that any of the above parties object to the payment of fees and expenses of the Indenture Trustee, the Debtor or the Liquidating Trustee shall not pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by Indenture Trustee, the Debtor (or the Liquidating Trustee) and any other objecting party or upon entry of an order of the Bankruptcy Court.

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35.         Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, this Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)          allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether Filed before or after the Effective Date and whether or not Contingent, Disputed or unliquidated or for contribution, indemnification or reimbursement), including the compromise, settlement and resolution of any request for payment of any Claims or Equity Interests, the resolution of any Objections to the allowance or priority of Claims or Equity Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Equity Interest to the extent permitted under applicable law;

(b)          grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(c)          hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action, and consider and act upon the compromise and settlement of any Claim, Equity Interest, or Cause of Action;

(d)          determine and resolve controversies related to the Liquidating Trust or the Liquidating Trust Agreement;

(e)          determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising there from;

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(f)          ensure that all Distributions to Holders of Allowed Claims and Allowed Equity Interests under the Plan and the performance of the provisions of the Plan are accomplished as provided in the Plan and resolve any issues relating to Distributions to Holders of Allowed Claims and Allowed Equity Interests pursuant to the provisions of the Plan;

(g)          construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and Consummation of the Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following the occurrence of the Effective Date;

(h)          determine and resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation, implementation or enforcement of the Plan (and all exhibits and schedules to the Plan) or the Confirmation Order, including the releases and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any entity’s rights arising under or obligations incurred in connection therewith;

(i)          modify the Plan, the Disclosure Statement, and/or the Confirmation Order before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, as well as any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

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(j)          issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation, implementation or enforcement of the Plan or the Confirmation Order;

(k)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(l)          determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(m)        determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)          hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o)          enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with this Chapter 11 Case;

(p)          determine and resolve controversies related to the Estate, the Debtor or the Liquidating Trust from and after the Effective Date;

(q)          hear and determine any other matter relating to the Plan; and

(r)          enter a final decree closing this Chapter 11 Case

36.         Reference to and Validity and Enforceability of Plan Provisions. The failure to reference any particular provision of the Plan in this Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan. Each term and provision of the Plan is valid and enforceable pursuant to its terms and is specifically approved pursuant to this Confirmation Order even if not referenced herein.

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37.         Retention of Ballots. Nominees and/or their agents shall maintain the Ballots received from the beneficial holders of Claims or Equity Interests under the Plan and shall produce same for inspection and copying upon the written request of the Debtor, the Liquidating Trust, the Independent Directors or an authorized agent or representative thereof.

38.         Notice of Entry of this Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), no later than three (3) Business Days after the entry of this Confirmation Order, the Debtor shall cause a notice of the entry of this Confirmation Order, substantially in the form of Exhibit B hereto, to be served on all Holders of Claims or Equity Interests and any other persons on whom the Confirmation Hearing Notice was served. Such actual notice of entry of this Confirmation Order shall have the effect of an order of the Court and shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), and no other or further notice of entry of this Confirmation Order need be given.

39.         Reversal or Vacatur. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtor’s receipt of written notice of any such order. Notwithstanding any such reversal, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

40.         Authorization to Consummate the Plan. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. The Debtor is authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent to occurrence of the Effective Date as set forth in Article 10.1 of the Plan, subject to Article 10.3 of the Plan.

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41.         Notice of Effective Date. On or before five (5) Business Days after the Effective Date, the Liquidating Trustee shall mail or cause to be mailed to all creditors and other parties in interest and, at the option of the Liquidating Trustee, cause to be published in the Wall Street Journal National Edition, a notice, substantially in the form of Exhibit C hereto, that informs such Persons of the occurrence of the Effective Date and the Professional Fee Bar Date and such other matters as the Liquidating Trustee deems appropriate or as may be ordered by the Bankruptcy Court.

RESPECTFULLY PREPARED AND SUBMITTED BY:

/s/ Nancy A. Peterman
KEITH J. SHAPIRO, ESQ.
NANCY A. PETERMAN, Esq.
Illinois Bar No. 6208120
GREENBERG TRAURIG, LLP
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601
Telephone: 312-456-8400
Facsimile: 312-456-8435
Email: shapirok@gtlaw.com
Email: petermann@gtlaw.com

and

BOB L. OLSON, Esq.
Nevada Bar No. 3783
GREENBERG TRAURIG, LLP
3773 Howard Hughes Parkway, Suite 400 North
Las Vegas, Nevada 89169
Telephone: 702-792-3773
Facsimile: 702-792-9002
Email: olsonb@gtlaw.com

Counsel for Debtor and Debtor-in-Possession

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Certification of Counsel Pursuant to Local Rule 9021

In accordance with Local Rule 9021, counsel submitting this document certifies as follows (check one):

☐	The court has waived the requirement of approval under LR 9021.

☐	This is a chapter 7 or 13 case, and either with the motion, or at the hearing, I have delivered a copy of this proposed order to all counsel who appeared at the hearing, any unrepresented parties who appeared at the hearing, and each has approved or disapproved the order, or failed to respond, as indicated below [list each party and whether the party has approved, disapproved, or failed to respond to the document]:

☒	This is a chapter 9, 11, or 15 case, and I have delivered a copy of this proposed order to all counsel who appeared at the hearing, any unrepresented parties who appeared at the hearing, and each has approved or disapproved the order, or failed to respond, as indicated below:

CHRIS DONOHO and CATHERINE YU, on behalf of the COMMITTEE — APPROVED

ROBERT KINAS and BLAKELY GRIFFITH, on behalf of the COMMITTEE — NO RESPONSE

JOHN K. LYONS, FRANCES KAO and BRADLEY WILSON, on behalf of the SPECIAL COMMITTEE OF THE BOARD — NO RESPONSE

JENNIFER SMITH, on behalf of the SPECIAL COMMITTEE OF THE BOARD — NO RESPONSE

STEVE DOLLAR, on behalf of the INDEPENDENT MEMBERS OF THE BOARD — NO RESPONSE

IRA LEVEE and MICHAEL ETKIN, on behalf of the BANKRUPTCY COUNSEL FOR THE LEAD PLAINTIFFS AND THE PUTATIVE CLASS — NO RESPONSE

SANDRA LAVIGNA, on behalf of the SECURITIES AND EXCHANGE COMMISSION — NO RESPONSE

WILLIAM COSSITT, on behalf of the OFFICE OF THE U.S. TRUSTEE — NO RESPONSE

☐	I certify that I have served a copy of this order with the motion, and no parties appeared or filed written objections.

EXHIBIT A

First Amended Chapter 11 Plan of Reorganization, As Modified

EXHIBIT B

Form of Notice of Entry of the Confirmation Order

EXHIBIT C

Form of Notice of Effective Date